Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2004

RYDER SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 NW 82nd Avenue Miami, Florida	33166

(Address of Principal Executive Offices)	(Zip Code)

(305) 500-3726
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 7.01 Regulation FD Disclosure

     On December 20, 2004, Ryder System, Inc. (the “Company”) issued a press release relating to its 2005 business plan (the “Press Release”). The Company also hosted a conference call and webcast on December 20, 2004 during which a presentation was made on the Company’s 2005 business plan (the “Presentation”). The Press Release and the Presentation are available on the Company’s website.

     The Press Release and the Presentation include information regarding the Company’s 2004 earnings per share excluding gain on headquarters sale and 2004 net earnings excluding gain on headquarters sale which are non-GAAP financial measures as defined by SEC regulations. The Company believes that these non-GAAP financial measures provide useful information to investors as the measures exclude from the Company’s GAAP earnings a one-time gain unrelated to the Company’s ongoing business operations.

     The information in this Report, including Exhibits 99.1 and 99.2, are being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder.

Item 9.01(c) Exhibits

     The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit 99.1	Press Release, dated December 20, 2004, relating to Ryder System, Inc.’s 2005 business plan.

Exhibit 99.2	Presentation prepared for a conference call and webcast held on December 20, 2004, relating to Ryder System, Inc.’s 2005 business plan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2004	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Tracy A. Leinbach
Tracy A. Leinbach, Executive Vice
President and Chief Financial Officer